Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-190683 and 333-179869) and into the Registration Statement on Form S-3 (File Nos. 333-179868 and 333-203821), of our report dated September 13, 2016, relating to our audits of the consolidated financial statements of Radiant Logistics, Inc. appearing in this Annual Report on Form of Radiant Logistics, Inc. for the years ended June 30, 2016 and 2015.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

September 13, 2016